GVHR: The Human Capital Management Solution of Choice

Safe Harbor Statement Gevity HR, Inc. fully complies with Regulation Fair Disclosure guidelines. Naturally, whenever we make any forward-looking statement, there is always a degree of uncertainty and risk because actual results may differ materially from those we anticipate, project or expect. In this regard, we cannot make any representation or warranty regarding any forward-looking statement. We encourage you to review the Company's filings with the Securities and Exchange Commission. These filings contain more detail and additional information regarding factors that could cause materially different results, both positive or negative, from those that we may anticipate in any forward looking statement.

Gevity's Complete Solution Deliver end-to-end human capital management solutions that create business value and promote employee excellence for our clients by putting people first. Improve client financial performance and competitive advantage through: Finding the right people Developing and managing client employees Retaining top-quality talent Managing the paperwork Protecting clients' business

Service Delivery Model Client Dedicated HRC* Gevity Central Local Branches Web Portal Dedicated HRC* Field Support Center Integrated and proactive client relationship management * HRC - Human Resource Consultant

Co-Employment Platform Gevity Client Pay wages to the employees File and pay taxes under Gevity's FEIN Administer benefits and workers' compensation. plans Provides HR management expertise, know-how, and technology Responsible for the daily supervision, direction, and control of employees Maintains hiring/termination decisions

Results for the year ended December 31, 2003 as compared to 2002 for the same period: Fully diluted EPS growth of 182% Operating income growth of over 330% EBITDA growth of 118% Gross profit growth of nearly 28% Revenue growth of over 13% Teamstaff Acquisition Performance Review

GVHR - An Attractive Investment Model Growing & Profitable Strong Capital Base & No Debt Favorable Competitive Advantage Capacity Recurring Revenue Vast Market Opportunity Technology/B2B/Outsourcing Not Cyclical

Profitability and Growth 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 WSE (paid) 97300 97596 87945 85786 84381 85540 tstf 0 0 0 0 0 7623 Average Paid Worksite Employee Gross Profit per Employee 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03* Gevity only 913 939 1127 1299 1365 1472 * Includes gross profit from Teamstaff, Inc. HRO portfolio acquired Represents client employees from Teamstaff, Inc. HRO portfolio acquired

Worldwide HRO Market 2002 2003 2004 2005 2006 2007 HR Outsourcing 45.3 50.6 54.4 58.9 64.2 69 Source: Gartner Sales ($bn)

Territories Approximately 600 territories identified in the top 50 markets

Competitive Positioning and Market Segment Characteristics Small business segment is by far the most attractive HRO market Source: Lehman Brothers Average Number of Employees per Client Customer Concentration Need for Customized Solutions Price Sensitivity Capital Investment New Client Acquisition Cost Sales Cycle Market Growth Small Large Low High Low Low Low Low Short High High High High Long Low High Gevity (13) Administaff (16) Exult (24,000)

Competitive Landscape * Offered in Bundled Capacity * Offered in Bundled Capacity

Operating Leverage Client Employees Current Usage 88000 Capacity 300000

Pricing Opportunity *Source: HR Management and healthcare based on the Saratoga Institute year 2000 human capital benchmarking report for companies with 1 to 500 employees. Other costs based on internal estimates. Average Administration Costs* GVHR HR Management 1605 0 Healthcare Admin 315 0 401(k) Management 430 0 Workers' Compensation Admin 77 0 Payroll Processing 150 0 GVHR Current Price 1109

Valued Partners F R O N T E N A C C O M P A N Y

Priorities Profitable Growth: Sales Production Client Relationship Management Capacity Utilization Product Enhancement Capital Deployment: Carrier Arrangements Market Expansion Acquisitions

Teamstaff Acquisition Contract signed - November, 2003 Conversion completed - December 31, 2003 On December 31, 2003 - Number of paid employees - 15,142 Average Annualized Professional Service Fee - $719

Stock Performance

GVHR: The Human Capital Management Solution of Choice

EPS Growth 1998 1999 2000 2001 2002 2003 2004 (est.) Earnings Per Share (diluted) 0.97 0.97 0.03 -0.76 0.22 0.62 1.25

Margin Composition 1998 1999 2000 2001 2002 2003 2004E Professional Service Fees 57753 59921 68067 75705 89563 92935 125495 Insurance and SUTA Related Fees 60162 67702 11498 11281 4008 22591 14864 (In 000's)

Revenue Analysis Per paid client employee for the full year ended Dec. 31,* Salary,Wages & related payroll taxes (pass thru revenues) SUTA Fees/Other Medical Plan Fees** Workers' Comp Fees Professional Service Fees 2002 2003 Net Revenues Gross Revenues * Average paid client employees were 96,741 and 87,819 for the full year of 2002 and 2003, respectively. ** Average fee shown here is total medical plan fees divided by total average paid employees. For full year of 2002, medical participation was 36%. For full year of 2003, medical participation was 36%.

EBITDA Analysis Per paid client employee for the full year ended Dec. 31, SUTA Fees/Other (Tax Payments/Other) Medical Plan Fees (Claims Settlement) (Premiums and Expenses) Workers' Comp Fees (Claims Settlement) (Premiums and Expenses) (Balance Sheet Reserve) Professional Service Fees EBITDA 2002 2003 Gross Margin Operating Expenses